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                                                                     EXHIBIT 2.3

                                                                       EXHIBIT B


                    ABPM PRIVATE LABEL DISTRIBUTION AGREEMENT

                                     BETWEEN

                             SPACELABS MEDICAL, INC.

                                       AND

                             SPACELABS BURDICK, INC.

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                                                                       EXHIBIT B

GENERAL

         This Distribution Agreement is entered on December 31, 2002 by and between Spacelabs Medical, Inc., a California corporation having its principal executive offices in Redmond, Washington ("MANUFACTURER") and Spacelabs Burdick, Inc., a Delaware corporation having its principal executive offices in Deerfield, Wisconsin (referred to herein as "DISTRIBUTOR"). The effective date of this Agreement shall be the Closing Date contemplated by the Stock Purchase Agreement dated December 23, 2002 among MANUFACTURER, DISTRUBUTOR and certain other parties.

         WHEREAS MANUFACTURER manufactures certain medical products and seeks to establish a distribution channel in certain territories, and,

         WHEREAS DISTRIBUTOR distributes certain medical products and desires to distribute additional products to its customers; and,

         WHEREAS MANUFACTURER desires to appoint DISTRIBUTOR as an authorized distributor in certain territories of certain products supplied by MANUFACTURER and DISTRIBUTOR desires to accept such appointment.

         THEREFORE The parties agree to such appointment upon the following terms and conditions:

ARTICLE 1.  DEFINITIONS

         The following terms have the meaning indicated here when used in this
         Agreement:

         "ACCESSORIES" means those Product related accessories, if any, listed on SCHEDULE 1.

         "AFFILIATE" means any person, firm, corporation, and other legal entity, which controls or is controlled by or under common control with either MANUFACTURER or DISTRIBUTOR (as the case may be).

         "DISTRIBUTOR" means Spacelabs Burdick, Inc.

         "MINIMUM ANNUAL PURCHASE QUOTA" means the minimum Product purchase requirements set forth on SCHEDULE 2, as amended from time to time pursuant to Section 2.4 below.

         "PARTIES" means MANUFACTURER and DISTRIBUTOR;

         "PARTY" means MANUFACTURER or DISTRIBUTOR, as the case may be.

         "PRICES" means US$ prices at which MANUFACTURER shall sell Products and Accessories to DISTRIBUTOR as set forth in SCHEDULE 1, and shall include costs for labeling and packaging, but shall exclude freight, duties, taxes and insurance.

         "PRODUCT" means such medical appliances, materials and equipment manufactured by MANUFACTURER that are listed on SCHEDULE 1. Products shall also include improvements and substitutes to the Products listed on SCHEDULE 1, provided that the Prices for such Product improvements and substitutes may be greater than the Prices listed on Schedule 1 for the Product.

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                                                                       EXHIBIT B

         "TARGET QUOTA" means the Product purchase targets set forth on SCHEDULE 2, as amended from time to time pursuant to Section 2.4 below.

         "SERVICE CONTRACT" means service contracts for after sales servicing by MANUFACTURER for Products and Accessories, which Service Contract shall be in the form and on the terms and conditions attached to this Agreement as EXHIBIT A, as may be revised by MANUFACTURER from time to time.

         "TERRITORY" means the countries and locations, and the specific field of use, that are set forth in SCHEDULE 3, and includes the Exclusive Territory and the Non-Exclusive Territory.

ARTICLE 2.  APPOINTMENT

         2.1 Subject to Section 2.4, MANUFACTURER hereby appoints DISTRIBUTOR as the exclusive distributor of the Products and Accessories in the Exclusive Territory and as a non-exclusive distributor of the Products and Accessories in the Non-Exclusive Territory.

         In addition to the foregoing, DISTRIBUTOR is authorized by MANUFACTURER to sell Service Contracts in the Territory in a form provided from time to time by MANUFACTURER; provided, that within 14 days after any such sale of a Service Contract, DISTRIBUTOR shall notify MANUFACTURER of such Service Contract, including the name and address of such customer and the Products and Accessories to which the Service Contract relates, and shall provide MANUFACTURER with a true and complete copy of the Service Contract. MANUFACTURER agrees that MANUFACTURER will be bound by the terms of any Service Contract sold by DISTRIBUTOR in accordance herewith. MANUFACTURER appoints DISTRIBUTOR as its agent for purposes of negotiating and executing such Service Contracts. DISTRIBUTOR shall not sell to any customer a Service Contract other than contemporaneously with the sale of the specified Products or Accessories covered by such Service Contract; provided, however, a customer may renew an existing Service Contract prior to its expiration. DISTRIBUTOR shall serve as the first point of contact for DISTRIBUTOR's customers for service issues.

         2.2 DISTRIBUTOR shall not, directly or indirectly, sell Products or Accessories acquired from MANUFACTURER for distribution under this Agreement or Service Contracts outside the Territory (including without limitation in the Non-Permitted Territory (as set forth on SCHEDULE
         3)). DISTRIBUTOR agrees to purchase all its requirements for the Products and the Accessories within the Exclusive Territory exclusively from the MANUFACTURER.

         2.3 In order to achieve better coverage of the Territory, DISTRIBUTOR shall have the right to appoint local firms as its local distributors in the Territory and may sell Products and Accessories, and Service Contracts, directly or indirectly through one or more tiers of distributors, resellers or contractors; provided, however, no such appointment shall relieve DISTRIBUTOR of its obligations and liabilities hereunder. The terms and conditions of appointment of local distributors and/or sales representatives by DISTRIBUTOR shall in all respects be consistent with the rights and obligations herein imposed upon DISTRIBUTOR.

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                                                                       EXHIBIT B

         2.4. In the event that DISTRIBUTOR fails to meet the Target Quota set forth on SCHEDULE 2 for any calendar year, MANUFACTURER shall have the right, exercisable in its sole and absolute discretion, to immediately terminate DISTRIBUTOR's appointment as MANUFACTURER'S exclusive distributor in the Territory, in which case DISTRIBUTOR shall continue as a non-exclusive distributor of the Products and Accessories in the Territory for the remainder of the term of the Agreement, and Section
         2.1 shall be deemed amended accordingly. In the event that DISTRIBUTOR fails to meet the Minimum Annual Purchase Quota for any calendar year, MANUFACTURER shall have the right, exercisable in its sole and absolute discretion, to immediately terminate this Agreement for material breach in accordance with the provisions of Article 6 (without regard for the 30-day cure provisions in Section 6.1). MANUFACTURER'S rights to terminate exclusivity and terminate this Agreement as set forth in this
         Section 2.4 shall be the sole and exclusive remedy for any failure by DISTRIBUTOR to meet the Target Quota and Minimum Annual Purchase Quota and DISTRIBUTOR will have no liability to MANUFACTURER for failure to meet the Target Quota and Minimum Annual Purchase Quota. DISTRIBUTOR shall be deemed to have satisfied the Target Quota or Minimum Annual Purchase Quota, as applicable, for a particular year if DISTRIBUTOR submits orders (not subsequently cancelled or modified) for the applicable quantity of products listed on SCHEDULE 2.

         The Target Quota and Minimum Annual Purchase Quota set forth on
         SCHEDULE 2 shall be effective for a calendar year. In December of each year during the term of this Agreement, MANUFACTURER and DISTRIBUTOR shall use their reasonable good faith efforts to meet and jointly agree on an increase to the purchase quantities for the Target Quota and Minimum Annual Purchase Quota for the next subsequent calendar year; provided, however, that the Target Quota and Minimum Annual Purchase Quota shall increase by a minimum of ten percent (10%) each year. In the event that by December 31 of any year MANUFACTURER and DISTRIBUTOR are unable to jointly agree on the increased Target Quota and Minimum Annual Purchase Quota for the next subsequent calendar year, the Target Quota and Minimum Annual Purchase Quota for the next subsequent calendar year shall automatically be fixed at one hundred and ten percent (110%) of the Target Quota and Minimum Annual Purchase Quota for the calendar year then ending, and SCHEDULE 2 shall be deemed amended accordingly.

         In the event MANUFACTURER exercises its right pursuant to Section 2.4 to terminate DISTRIBUTOR's exclusive distribution rights, then the Target Quota and Minimum Annual Purchase Quota will no longer apply.

ARTICLE 3.  RELATIONSHIP

         3.1 The relationship of DISTRIBUTOR to MANUFACTURER shall be that of an independent contractor engaged in purchasing Products and Accessories, and Service Contracts, from MANUFACTURER for resale to DISTRIBUTOR's customers.

         3.2 Nothing contained in this Agreement shall be deemed to create a partnership or joint venture between the Parties. Neither the making nor the performance of this Agreement shall be construed in any manner to have established a joint venture or partnership.

         3.3 Except with respect to the sale of Service Contracts by DISTRIBUTOR, neither Party shall hold itself out as the agent of the other, nor shall they incur any indebtedness or

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                                                                       EXHIBIT B

         obligations in the name of, or which shall be binding on the other, without the prior written consent of the other. Each Party assumes full responsibility for its own personnel under laws and regulations of the governmental authorities of the competent jurisdiction.

ARTICLE 4.  ENTIRE AGREEMENT AND DOCUMENTS

         4.1 This Agreement constitutes the entire agreement between MANUFACTURER and DISTRIBUTOR regarding the subject matter herein, and there are no other understandings, agreements or representations, express or implied, written or oral regarding this subject matter that are not specified herein.

         4.2 All Schedules and Exhibits attached to the Agreement shall be deemed a part of this Agreement and incorporated herein. Terms that are defined in this Agreement, and used in any Schedule or Exhibit, have the same meaning in the Schedule or Exhibit as in this Agreement. The following are hereby made a part of this Agreement:

                           Schedule 1 - Products, Accessories, and Prices
                           Schedule 2 - Target Quota and Minimum Annual Purchase
                                        Quota
                           Schedule 3 - Territory
                           Schedule 4 - General Provisions
                           Schedule 5 - Product Support Requirements
                           Schedule 6 - Labeling of Products

ARTICLE 5.  TERM OF AGREEMENT

         Unless earlier terminated pursuant to other terms hereof, this Agreement shall remain in effect until December 31, 2005. The initial term shall be automatically extended for additional terms of twelve
         (12) months each, in accordance with the provisions hereof, unless either Party shall have provided the other with written notice of its desire not to extend the initial term at least twelve (12) months prior to the scheduled expiration date of such initial term or any successive additional terms. In the event of such expiration or any early termination, this Agreement shall continue to apply to all orders previously accepted by MANUFACTURER unless cancelled by DISTRIBUTOR pursuant to Article 6 or Article 9.2.

ARTICLE 6.  TERMINATION

         6.1 Either party may terminate this Agreement in the event that the other party commits a material breach and such breach remains uncured for a period of thirty (30) days after written notice.

         6.2 To the extent permitted by law, if either Party becomes insolvent, is unable to pay its debts when due, files for bankruptcy, is subject of involuntary bankruptcy and such involuntary proceeding is not dismissed within ninety (90) days, has a receiver appointed, or has its assets assigned, the other Party may terminate this Agreement by giving written notice to the other party.

         6.3 DISTRIBUTOR shall immediately cease to be an authorized distributor of MANUFACTURER upon the effective date of termination of this Agreement. DISTRIBUTOR shall thereafter refrain from representing itself as an authorized distributor of MANUFACTURER, except for the purpose of selling its then existing

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                                                                       EXHIBIT B

         inventory of the Products and Accessories and any Products and Accessories purchased from MANUFACTURER under Article 6.4.

         6.4 Upon termination of this Agreement by MANUFACTURER as the result of a breach by DISTRIBUTOR, upon the request of MANUFACTURER, DISTRIBUTOR shall purchase all Products and Accessories for which firm orders have been accepted by MANUFACTURER, as well as any Products and Accessories bearing DISTRIBUTOR's branding or otherwise altered expressly for DISTRIBUTOR in good faith reliance on any forecasts provided by DISTRIBUTOR. In addition, if any materials or other components of any Product and Accessory have been manufactured by MANUFACTURER in reliance on such forecasts, and such materials or other components are customized for DISTRIBUTOR to such an extent that they could not be easily incorporated into or reused as part of products sold through other channels, DISTRIBUTOR shall purchase such materials and other components at MANUFACTURER's costs.

         6.5 Either party may terminate this Agreement at any time with or without cause by giving at least six (6) months' written notice to the other party.

         6.6 Upon termination of this Agreement by DISTRIBUTOR as the result of a breach by MANUFACTURER, unless otherwise requested in writing by DISTRIBUTOR within five days after delivery of notice of termination all outstanding orders for Products and Accessories that have not been received by DISTRIBUTOR prior to the effective date of termination will be cancelled and DISTRIBUTOR will have no liability in connection therewith.

         6.7 The rights and obligations of the parties that have accrued prior to termination and the rights and obligations of the parties under Articles 6.3, 6.4, 6.6, 6.7, 10.9 (for purposes of exercising the rights under 6.3), 14, 17, 20, 21, 22, 24.4, 26 and 27 will survive termination or expiration of this Agreement.

ARTICLE 7.  ASSIGNMENT AND MODIFICATION OF AGREEMENT

         7.1 During the term of this Agreement, except as expressly provided in this Agreement, neither Party may assign, transfer or sublicense this Agreement or any of the rights or obligations under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Either Party may assign this Agreement to an Affiliate (a "PERMITTED ASSIGNEE").

         7.2 An assignment for purpose of Article 7.1 shall include any transaction including but not limited to, any merger, consolidation or purchase of stock that results in a third party who is not a Permitted Assignee holding any rights or obligations under this Agreement or a third party who is not a Permitted Assignee controlling, directly or indirectly, a legal entity that holds any rights or obligations under this Agreement. For purpose of this Agreement, the term "control" shall mean the beneficial ownership, directly or indirectly, of fifty per cent (50%) or more of voting shares of such entity or pursuant to any agreement or understanding by which a third party who is not a Permitted Assignee gains effective control of the management or decision-making authority of a Party.

         7.3 No sale, assignment or other transfer of any rights of a Party hereunder shall be effective unless the purchaser, assignee or transferee assumes such Party's obligations under this Agreement.

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         7.4 Modifications of this Agreement shall be effective and binding only if agreed in writing and executed by respective duly authorized representative of each of the Parties hereto.

         7.5 Neither Party's failure to exercise any of its rights under this Agreement will constitute or be deemed a waiver or forfeiture of those rights.

         7.6 The temporary, limited or specific waiver of any term, provision or condition of the Agreement shall not be considered a waiver of any other term, condition or provision thereof, nor of any subsequent breach of the same term, condition or provision.

         7.7 If any of the provisions of this Agreement shall be declared illegal or unenforceable by any court of competent jurisdiction, the validity of the remaining provisions shall not be affected thereby, and the Parties agree to do all such reasonable things and cooperate in all reasonable ways open to them to obtain substantially the same results, or as much thereof as may be possible, including the amendment or alteration of this Agreement.

ARTICLE 8.  PRICES AND PAYMENTS

         8.1 DISTRIBUTOR sets its selling prices for the Products, Accessories and Service Contracts at the sole judgment of DISTRIBUTOR. DISTRIBUTOR shall compensate MANUFACTURER for the sale of Service Contracts at an amount equal to the Price set forth on SCHEDULE 1. DISTRIBUTOR shall maintain complete and accurate books and records of all Service Contracts, including, without limitation, payments received by customers Service Contracts, and MANUFACTURER shall have the right during the term of this Agreement during normal business hours and upon written notice given reasonably in advance to audit and inspect such books and records to confirm the sales of Service Contracts and payments received from customers therefor.

         8.2 The Prices set forth in SCHEDULE 1 include the Product (or Accessory, as the case may be) labeling and packaging, but exclude freight, duties taxes and insurance. Products and Accessories shall be shipped FCA (Incoterms 2000).

         8.3 The Prices set forth in SCHEDULE 1 may be revised by MANUFACTURER, by giving [*] days' prior written notice to DISTRIBUTOR, based on supplier costs and the expected unit volume of Products and Accessories purchased under this Agreement and after taking into consideration market conditions and the parties' intent to maintain their respective margins on the products. Notwithstanding the foregoing, Prices for any Products listed on SCHEDULE 1 for which MANUFACTURER is providing any improvements or substitutions may be revised effective immediately upon written notice o DISTRIBUTOR after taking into consideration market conditions and the parties' intent to maintain their respective margins on the products. Issues relating to pricing may be raised at the quarterly marketing meetings between DISTRIBUTOR and MANUFACTURER, as described in Section 10.2 below.

         8.4 Orders issued by DISTRIBUTOR before receipt of notice of any Price change with requested or acknowledged delivery dates after the effective date of any Price change will be billed at the earlier Price. This includes backlog and orders already placed but that have not received acknowledged delivery dates.

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                                                                       EXHIBIT B

         8.5 Payment by DISTRIBUTOR to MANUFACTURER for Products, Accessories or Service Contracts shall be net thirty (30) days after receipt by DISTRIBUTOR of an invoice for Products or Accessories received or Service Contracts sold. Invoices must include details such as DISTRIBUTOR order number and quantities as reference. MANUFACTURER shall invoice for Service Contracts at the end of each month and may invoice for Products and Accessories at any time.

         All payments under this Agreement shall be made in U.S. dollars. All bank charges, fees, taxes and costs for remitting payments shall be borne by DISTRIBUTOR. DISTRIBUTOR shall pay MANUFACTURER any costs and expenses, including attorney's fees and fees of collecting agencies incurred by MANUFACTURER in enforcing the terms of this Agreement.

         8.6 MANUFACTURER may reject orders or refuse to make deliveries if DISTRIBUTOR has any unpaid amounts that are due for previous orders. MANUFACTURER shall be entitled to interest on overdue payments at the rate of [*] per cent ([*]%) per annum or the highest lawful rate, whichever is lower.

         8.7 In competitive situations or as part of a large order, DISTRIBUTOR and MANUFACTURER may agree on a special Price arrangement and split the cost of additional discounts, but shall not be under any obligation to reach such agreement.

ARTICLE 9.  SHIPMENT AND DELIVERY

         9.1 DISTRIBUTOR will submit written (fax or electronic) orders of Products and Accessories to MANUFACTURER. In addition, with respect to each Forecast (as defined in Section 11.1 below), DISTRIBUTOR will submit a firm purchase order in the amount of the Products for the first month stated in such Forecast. All purchase orders are subject to acceptance by MANUFACTURER. Acknowledgment of the acceptance of the order and the expected delivery date will be provided by MANUFACTURER to DISTRIBUTOR within no more than five (5) working days in writing.

         9.2 Provided that the quantity of Products and Accessories in a purchase order for a given month does not exceed the quantity set forth in the forecast for the immediately preceding month by more than 30%, MANUFACTURER will make commercially reasonable effort to deliver the Products and Accessories subject to such purchase order within 30 days from the date of acceptance of the purchase order. MANUFACTURER shall give DISTRIBUTOR prompt notice of any prospective failure to meet the acknowledged delivery date. If MANUFACTURER either notifies DISTRIBUTOR that it will fail to meet the acknowledged delivery date or fails to deliver Products or Accessories by the acknowledged delivery date, DISTRIBUTOR may (without limiting any other rights or remedies available to DISTRIBUTOR) cancel such orders without charge. In addition, in the event that MANUFACTURER fails, for any two consecutive purchase orders, to deliver at least 70% of the quantity of Products or Accessories subject to such purchase orders within the 30-day period following the applicable acknowledged delivery dates, then the quantity of Product not delivered by the end of such 30-day period shall be credited towards satisfaction of the Target Quota and/or Minimum Annual Purchase Quota, as applicable notwithstanding the cancellation of the order for all or any portion of the undelivered quantities.

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         9.3 Orders are firm when submitted, but DISTRIBUTOR may request changes in delivery dates, quantity and configuration for Products appearing on its orders, at no charge, provided written notice of said changes is received by MANUFACTURER at least ten (10) working days prior to the acknowledged delivery date; provided, however, that any requested changes shall not (i) result in an extension of the acknowledged delivery date by more the 30 days, or (ii) be for a greater than 30% increase or decrease in the quantity or configuration of any Product or Accessory stated on the purchase order; and provided further, that if any such request involves any increase in the quantity or configuration of any Products or Accessories or acceleration of the delivery date, MANUFACTURER will make commercially reasonable efforts to accommodate such changes.

         9.4 Upon DISTRIBUTOR's request with the necessary information, MANUFACTURER shall make commercially reasonable efforts to promptly evaluate special requests for suitability of software or suitability of a particular hardware interface between Products and Accessories and the hardware/software used by DISTRIBUTOR's customers and inform DISTRIBUTOR of its findings.

         9.5 MANUFACTURER shall provide a packing list with DISTRIBUTOR's purchase order number, part numbers, serial numbers, quantity shipped and date shipped with each unit shipped. If applicable, the packing list should also provide lot number, batch number, or other identifying information.

         9.6 MANUFACTURER shall preserve, package, handle, and pack Products and Accessories so as to reasonably protect the Products and Accessories from loss or damage, in conformance with good commercial practice, government regulations, and other applicable requirements. MANUFACTURER shall mark the exterior of the boxes with a description of the associated Product and Accessory and serial numbers of the contents. MANUFACTURER shall be responsible for any loss or damage due to its failure to properly preserve, package, handle, or pack Products and Accessories. DISTRIBUTOR shall not be required to assert any claims, on MANUFACTURER's behalf, for such loss or damage against the common carrier involved. MANUFACTURER will ship Products and Accessories in the final packaging as intended to be received by the end user as instructed in writing by DISTRIBUTOR.

         9.7 DISTRIBUTOR shall, upon receipt of the Products and Accessories supplied by MANUFACTURER, without delay, using due diligence, examine them both as to their quality and quantity.

         9.8 Items missing in shipment will be promptly replaced and shipped at no charge to DISTRIBUTOR within five (5) business days of notice of missing items.

ARTICLE 10. MARKETING, SALES PROMOTION, AFTER SALES, TRADEMARKS AND COPYRIGHTED MATERIAL

         10.1. DISTRIBUTOR shall actively sell, advertise and promote the sale of the Products, Accessories and Service Contracts throughout the Territory and agrees to maintain at its cost an effective marketing, sales and service organization and an adequate and representative stock of the Products and the Accessories. In particular, DISTRIBUTOR agrees to pursue all inquiries and to issue quotations to prospective customers promptly and diligently. Further, DISTRIBUTOR shall at its cost participate at fairs and exhibitions in the Territory.

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         To secure product safety and correct use and to help avoid difficulties in tracing or recall matters and arranging after-sales services, the Products and Accessories are intended for sale to professional users, such as (but without limitation) physicians, only.

         10.2 During the term of this Agreement, MANUFACTURER and DISTRIBUTOR agree to use their good faith efforts to meet and participate (either in person, by telephone or videoconference) in quarterly marketing meetings, at such times and places mutually reasonably acceptable to both parties, for the purpose of discussing and following up sales and marketing efforts for Products and Accessories, and the performance of the parties under this Agreement, and to discuss and evaluate potential future courses of sales and marketing activities, including, without limitation, the matters described in Section 8.3. MANUFACTURER and DISTRIBUTOR shall each cause its respective marketing director or manager responsible for ABP marketing to attend each such quarterly meeting.

         10.3 It is understood and agreed that all expenses incurred by DISTRIBUTOR in marketing, selling, promoting and servicing the Products, Accessories and Service Contracts shall be borne by DISTRIBUTOR, and MANUFACTURER shall be under no obligation to make any payments to DISTRIBUTOR for such expenses.

         DISTRIBUTOR agrees that DISTRIBUTOR has the responsibility of producing, at DISTRIBUTOR's cost, all brochures, catalogs and other marketing, sales and promotion materials as well as user's and service manuals. To assist DISTRIBUTOR in preparing the user's and service manuals MANUFACTURER will furnish DISTRIBUTOR with a draft copy of the user's and service manuals in respect of the Products and Accessories in the English language. MANUFACTURER shall inform DISTRIBUTOR about any material change in the Products or Accessories that materially affect the English language user's or service manual as furnished by MANUFACTURER. DISTRIBUTOR further agrees not to use any brochures, catalogs or any other sales promotion material, or their parts, produced by MANUFACTURER in marketing, selling or promoting any of DISTRIBUTOR's similar products or in any other way, unless expressly otherwise agreed in writing. All other DISTRIBUTOR specific literature and advertising will be the responsibility of DISTRIBUTOR. The copyright in any marketing materials provided by MANUFACTURER, including any derivative works thereof made by or for MANUFACTURER, shall be owned by MANUFACTURER. The copyright in any marketing, sales and promotion materials, users' and service manuals, including any derivative works thereof made by or for DISTRIBUTOR will be owned by DISTRIBUTOR subject to MANUFACTURER's rights in any underlying works.

         10.4 MANUFACTURER agrees to provide periodic training to DISTRIBUTOR's employees, at MANUFACTURER's facilities (or such other location mutually agreed by the Parties), in connection with sales and servicing of the Products and Accessories. DISTRIBUTOR shall, at its sole cost, ensure and require that all of its employees, sales representatives and agents involved in sales, marketing, promotion, servicing and other activities related to the Products and Accessories maintain adequate levels of training in the areas of sales and service, including, without limitation, attending training seminars and other training programs sponsored by MANUFACTURER. In addition, DISTRIBUTOR shall develop and provide, at its sole costs, training and other services for its local distributors, resellers, contractors, sales representatives, field staff and agents. From time to time, at DISTRIBUTOR's reasonable request, MANUFACTURER agrees

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         to provide back-up support and training for DISTRIBUTOR's training staff at MANUFACTURER's facilities (or such other location mutually agreed by the Parties).

         10.5 DISTRIBUTOR shall market and promote the Products and Accessories under the trade name and trademarks of DISTRIBUTOR specified in
         Schedule 6 hereto. DISTRIBUTOR agrees not to use any trademarks or servicemarks of MANUFACTURER, in marketing, selling or promoting the Products or Accessories or in any other way, without obtaining MANUFACTURER's prior written approval.

         Except as expressly set forth in this Agreement, no right, title or interest with respect to any trademarks, servicemarks, trade names, patents, copyrights, trade secrets and designs of any party shall be conveyed to the other party pursuant to this Agreement.

         10.6 DISTRIBUTOR shall not register or attempt to register any trademarks or trade names owned or generally used by MANUFACTURER or any confusingly similar trademarks or names. Similarly MANUFACTURER shall not register or attempt to register any trademarks or trade names owned or generally used by DISTRIBUTOR or any confusingly similar trademarks or names.

         10.7 DISTRIBUTOR shall not infringe, violate or misappropriate any intellectual property or proprietary rights of MANUFACTURER. DISTRIBUTOR shall not modify, or assist any other party to modify, the Products or Accessories for resale. DISTRIBUTOR shall notify MANUFACTURER in the event the DISTRIBUTOR becomes aware of any activities in the Territories that DISTRIBUTOR knows or has reason to believe infringe, violate or misappropriate any intellectual property or proprietary rights of MANUFACTURER.

         10.8 DISTRIBUTOR hereby grants MANUFACTURER a revocable license to use such of DISTRIBUTOR's trademarks and trade names as DISTRIBUTOR designates in writing are to be incorporated into the Products and Accessories and their related documentation, for the purpose of manufacturing the Products and Accessories and preparing such associated documentation as required hereunder during the term of this Agreement. Except as provided in this paragraph and paragraph 10.1, MANUFACTURER shall have no right, title or interest in or to any trademark of trade name belonging to DISTRIBUTOR. Any and all goodwill accruing from the use of any DISTRIBUTOR trademarks will inure solely to the benefit of DISTRIBUTOR. MANUFACTURER will not (a) register any of the trademarks designated by DISTRIBUTOR to be incorporated into the Products and Accessories or any similar trademarks, (b) contest the validity or DISTRIBUTOR's ownership of any such trademarks, (c) use any such trademarks for any purpose that is not expressly authorized herein or authorize any third party to use any such trademarks, or (d) sublicense any of the rights herein.

         10.9 MANUFACTURER hereby grants DISTRIBUTOR a revocable license to reproduce materials provided to DISTRIBUTOR by MANUFACTURER as is reasonable for promotion, demonstration, sale and support of MANUFACTURER's Products and Accessories, including but not limited to posting such materials on the Internet, Intranet, or World Wide Web.

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ARTICLE 11.  ESTIMATED PURCHASES; MINIMUM PURCHASE ORDER RELEASE QUANTITY

         11.1 DISTRIBUTOR agrees to submit to MANUFACTURER and maintain a good faith rolling four month purchase forecast for Products ("FORECAST"). The minimum purchase order release quantity (i.e., the minimum quantity of units which may be ordered for delivery on any particular date) shall be [*]. The Forecast is provided as an accommodation to MANUFACTURER only and nothing in the Forecast is binding except as otherwise expressly specified in this Agreement (including, without limitation, Section 9.3).

ARTICLE 12.  QUALITY ASSURANCE, REGULATORY COMPLIANCE

         12.1 MANUFACTURER agrees to maintain ISO9001, US GMP 21 CFR 820, and compliance with the Food and Drug Administration's (FDA) Quality System Regulation and/or appropriate regulations that apply to the United States of America. As manufacturer, MANUFACTURER will comply with all applicable regulations and standards that pertain to manufacturers for Products and Accessories in the Territory. DISTRIBUTOR shall comply will all applicable laws and regulations in connection with DISTRIBUTOR's sale and distribution of Products, Accessories and Service Contracts in the Territory. Other than those that are the responsibility of MANUFACTURER hereunder, DISTRIBUTOR shall obtain at its sole cost and expense any permissions, consents and licenses that may be necessary to enable it to market, distribute, and sell the Products and Accessories. MANUFACTURER agrees that the appropriate labeling of the Products and Accessories and the obtaining of registrations, tests and/or approvals from relevant authorities where necessary, is the sole responsibility of MANUFACTURER and will be done at MANUFACTURER's sole cost.

         12.2 DISTRIBUTOR may, from time to time, inform MANUFACTURER of applicable regulations in the Territory and MANUFACTURER shall ensure that Products and Accessories comply with all such regulations as provided in this Article 12.

         12.3 Upon request, MANUFACTURER agrees to reasonably cooperate with DISTRIBUTOR through the provision of any information in MANUFACTURER'S possession that is required to enable DISTRIBUTOR to comply with all applicable regulations and standards that pertain to distributors for Products and Accessories and Territory set forth herein.

         12.4 Each party shall be solely responsible, at its own cost, for the regulatory compliance with respect to the Products and Accessories as set forth herein.

ARTICLE 13.  MODIFICATION OF PRODUCTS AND ACCESSORIES

         13.1 All Products and Accessories marketed by DISTRIBUTOR shall be sold under DISTRIBUTOR'S trade name and trade dress as agreed upon by the parties and as packaged by MANUFACTURER. DISTRIBUTOR shall not alter or change any Products or Accessories or their package, prior to sale.

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         13.2 MANUFACTURER shall not, without DISTRIBUTOR's prior written consent, make any process or design changes affecting the regulatory status of Products or Accessories in the Territory or the form, fit or function of the Products or Accessories.

         13.3 MANUFACTURER shall provide DISTRIBUTOR written notice of all Product or Accessories production discontinuance six (6) months prior to the last order date and written notice of any planned service/support discontinuation at least eighteen (18) months prior to such discontinuation.

         13.4 MANUFACTURER agrees to ensure backward compatibility for all enhancements to the current Products and Accessories.

ARTICLE 14.  WARRANTY AND LIMITATION OF REMEDIES

         14.1. MANUFACTURER agrees to remedy any material defect in the Products or Accessories resulting from faulty design, materials or workmanship. MANUFACTURER's obligation set forth herein shall apply (i) to defects appearing and notified to MANUFACTURER within a period of [*] months from the date of invoice of the Product by MANUFACTURER to DISTRIBUTOR and (ii) to defects appearing and notified to MANUFACTURER within a period of [*] months from the date of invoice of the Accessory by MANUFACTURER to DISTRIBUTOR (the "USER WARRANTY"). Defects in a repaired or replaced Product or parts shall be covered to the extent of the unexpired term of the applicable warranty period or no less than [*] months after the repair or replacement, whichever occurs later. The Products, Accessories and repaired or replaced items shall be referred to as the "WARRANTY GOODS".

         14.2 MANUFACTURER will supply a copy of the User Warranty with each Warranty Good sold herein.

         14.3 If DISTRIBUTOR finds that any Product or Accessory is defective, in need of repair or fails to comply with a warranty hereunder prior to its sale by DISTRIBUTOR, DISTRIBUTOR shall notify MANUFACTURER and describe the defect. Within five (5) working days following notification, MANUFACTURER will grant approval and, provide a return authorization number for repair or replacement of the Product or Accessory as applicable hereunder. DISTRIBUTOR undertakes to quote the authorization number on all documentation that accompanies Products or Accessories being returned. DISTRIBUTOR should ensure that equipment is suitably packed. These defective Products or Accessories will be promptly replaced at no charge to DISTRIBUTOR.

         14.4 After MANUFACTURER approves the return of the defective Products or Accessories, MANUFACTURER will inform DISTRIBUTOR as to the return location and send return labels to DISTRIBUTOR or advise all details.

         14.5 MANUFACTURER shall be entitled to verify the reason for the return and to determine in its discretion whether to replace (rather than repair) the Product or Accessory. MANUFACTURER shall have no obligation to repair or replace units free of charge if the failure is due to any of the following reasons:

                  i Damage from abuse or misuse by DISTRIBUTOR or its sublicensees or customers; ii Attempted repair by DISTRIBUTOR through an unauthorized service center.

                  ii Attempted repair by DISTRIBUTOR through an unauthorized service center.

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         14.6 MANUFACTURER warrants that at the time of delivery all Products and Accessories shall (i) conform strictly to their respective specifications, (ii) be free from efects in design, material and workmanship, (iii) be free from all liens, encumbrances, and other claims against title, and (iv) have correct and adequate warning labels and instructions relating to their use, handling or function in the Territory.

         14.7 In addition to warranties specified above, where an exceptionally high failure rate occurs (more than double the annual failure rate quoted in SCHEDULE 5, Product Support Requirements), MANUFACTURER will use commercially reasonable efforts to return the failure rate to normal as soon as reasonably practicable. MANUFACTURER shall reimburse DISTRIBUTOR for reasonable and documented costs incurred by DISTRIBUTOR in case of such abnormal failures. Failure is defined as a situation where the end user cannot fully utilize the Product.

ARTICLE 15.  IN-WARRANTY REPAIR

         If Warranty Goods are returned to MANUFACTURER, then parts, labor costs for returned Products and transportation, insurance and handling charges of shipment of Product to MANUFACTURER for repair or replacement are covered by MANUFACTURER. Repaired or replaced Warranty Products will be returned to sender at MANUFACTURER's expense.

ARTICLE 16.  OUT-OF-WARRANTY REPAIR

         16.1 DISTRIBUTOR or its customer shall bear all shipping charges for out-of-warranty repairs.

         16.2 Repairs made by MANUFACTURER outside of the warranty period shall be billed at MANUFACTURER's then current standard repair charge. Such out-of-warranty repairs shall have a [*]-day warranty and shall be subject to the same terms and conditions as set forth in Articles 14 and 15.

         16.3 MANUFACTURER shall provide technical support and shall ensure that compatible spare parts for the Products and Accessories are available for a period of [*] years from the last delivery of the Product or Accessory in question. If unable to provide such service and support, MANUFACTURER shall provide DISTRIBUTOR with a mutually agreeable alternative.

ARTICLE 17.  COMPLAINTS, QUALITY RECORDS AND RECALLS

         17.1 DISTRIBUTOR will notify, in writing, MANUFACTURER's quality assurance department of all Product complaints or any regulatory/conformance issues known to DISTRIBUTOR that are likely to affect the marketability of Products or Accessories. MANUFACTURER shall notify the appropriate regulatory agent(s) if required and shall conduct any safety investigations or other necessary follow-up activities. DISTRIBUTOR will provide any requested information in its possession essential to such activities. MANUFACTURER will promptly notify DISTRIBUTOR if corrective action is necessary in the Territory.

         17.2 DISTRIBUTOR shall maintain and shall cause its local distributors, sales representatives and agents to maintain serial and/or lot number and date of shipment

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         records for each Product and Accessory so that, if necessary for tracing or recall purposes, the name and address of each end-user purchaser of a Product or an Accessory can be identified to the serial and lot number and the software version and update thereof. DISTRIBUTOR shall promptly make such records available for audit by MANUFACTURER on MANUFACTURER's request. DISTRIBUTOR shall give its assistance to MANUFACTURER in tracing or recall situations by making the records available or alternatively by contacting the end-user itself.

         17.3 Upon request, but not more often than once per year, DISTRIBUTOR will supply MANUFACTURER a report of repairs, maintenance or service activity for Products. The report will include the product number, serial number, fault found, action taken and date of the activity.

         17.4 In the event of any corrective or preventive action, including, without limitation, recall or field correction of a Product required by a governmental agency for safety or efficacy reasons, or requested by MANUFACTURER at its sole discretion, without limiting any other rights or remedies available to DISTRIBUTOR, MANUFACTURER agrees to repair or replace at its own costs all Products and Accessories subject to the corrective or preventive action and to reimburse any costs or expenses that DISTRIBUTOR may incur in connection therewith. MANUFACTURER also agrees to consult with DISTRIBUTOR to establish a reasonable process for managing the corrective or preventive action and MANUFACTURER shall be responsible for all reasonable out-of-pocket expenses incurred by DISTRIBUTOR (including, but not limited to shipping costs, labor and travel costs, but excluding any internal overhead and administrative costs) that are consistent with the corrective or preventive action process agreed to by the Parties. In the event the corrective or preventive action is not required by a governmental agency for safety or efficacy reasons, but is instead requested by MANUFACTURER at its sole discretion, MANUFACTURER will consult with DISTRIBUTOR and will implement only if such corrective or preventive action is necessary for safety or other reason approved in advance by DISTRIBUTOR (which approval shall not be unreasonably withheld). DISTRIBUTOR agrees to maintain all necessary sales records to facilitate the corrective or preventive action.

ARTICLE 18.  PRODUCT INFORMATION

         MANUFACTURER shall, upon request, provide available environmentally related information regarding materials included in Products and Accessories and packaging that MANUFACTURER ships to DISTRIBUTOR including material safety data sheets.

ARTICLE 19.  FORCE MAJEURE

         No Party to this Agreement shall be liable for failure or delay of performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control including, without limitation, natural disasters, fires, earthquake or storm, strikes, acts of war, or intervention, acts restraints or regulations of any governmental authority including compliance with any order of any governmental considerations; provided that any such delay or failure shall be remedied by such Party as soon as possible after removal of the cause of such failure. A Party suffering such delay or which expects to suffer such delay shall promptly notify the other Party in writing of the cause and expected duration of such delay. In the event a delay lasts or is expected to last more than

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         six (6) months the other Party shall have the option to terminate this
         Agreement upon written notice.

ARTICLE 20.  CONFIDENTIALITY

         Both Parties agree to keep in confidence the terms and conditions of this Agreement and shall not disclose any technical, trade, financial, marketing or sales information obtained from the other party unless such information (a) is already known to the receiving party, (b) has become publicly available through no fault of the receiving party, (c) is independently developed by the receiving party without reliance on any information of the disclosing party or (d) is disclosed to the receiving party by another source who is under no obligation of confidentiality with respect to such information. The parties shall not, without the prior written consent of the other party, use such proprietary information of the other party for any purpose other than as necessary for performance of this Agreement. Nothing in this Article 20 shall effect or impair the rights or obligations of the parties under that certain Non-solicitation and Non-Disclosure Agreement dated of even date herewith.

ARTICLE 21.  INTELLECTUAL PROPERTY RIGHTS AND INDEMNITY

         21.1 MANUFACTURER agrees to indemnify and hold harmless and defend at its own expense DISTRIBUTOR, its Affiliates, employees, officers, directors, assignees, local distributors, and customers from and against any and all liabilities, claims, demands, damages, costs and expenses and judgements (including legal fees) incurred by or rendered against any of the above mentioned parties arising from claims that Products, spare parts, Accessories and any other products or services provided under this Agreement by MANUFACTURER infringe, violate or misappropriate any copyright, patents, trade marks, industrial designs, trade secret or other intellectual property or proprietary rights of any third party. Notwithstanding anything to the contrary above, in no event shall MANUFACTURER have any liability under this Article 21.1 for any such claims to the extent resulting from (a) modifications to the Products or Accessories by DISTRIBUTOR where the unmodified Products or Accessories do not infringe, (b) the combination of the Products or Accessories by DISTRIBUTOR with other products not provided or combination accepted (whether express or implied acceptance) or validated by MANUFACTURER where the non combined Products or Accessories do not infringe or (c) any activities by DISTRIBUTOR not permitted under this Agreement.

         21.2 DISTRIBUTOR agrees to indemnify and hold harmless and defend at its own expense MANUFACTURER, its Affiliates, assignees, local distributors, and customers from and against any and all liabilities, claims, demands, damages, costs and expenses and judgements (including legal fees) incurred by or rendered against any of the above mentioned parties arising from claims that DISTRIBUTOR'S copyrighted material created by or for DISTRIBUTOR after the date of this Agreement or any trademarks, trade names or trade dress that were not used by DISTRIBUTOR or MANUFACTURER prior to the date of this Agreement infringe any third party's intellectual property or proprietary rights. Notwithstanding anything to the contrary above, in no event shall DISTRIBUTOR have any liability under this Article 21.2 for any such claims to the extent resulting from (a) use of any trademark, trade name or trade dress other than as expressly permitted under this Agreement or (b) any infringement of any of MANUFACTURER's underlying work contained in any copyrighted material created by or for DISTRIBUTOR after the date of this Agreement.

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         21.3 MANUFACTURER shall indemnify and hold harmless and defend at its own expense DISTRIBUTOR, its Affiliates, employees, officers, directors, from and against any and all liabilities, claims, demands, damages, costs and expenses or judgments (including legal fees) incurred by or rendered against any of them from third party claims or actions arising out of or relating to (a) personal injury, death or property damage which arise out of or in any way relate to (i) a defect in the design, parts, workmanship or materials of Products or Accessories, (ii) service of any Products or Accessories, or (iii) any negligence or willful misconduct of MANUFACTURER, its employees, contractors or agents, (b) any breach of this Agreement, including without limitation breach of any representation or warranty contained herein, or (c) any Service Contract sold by DISTRIBUTOR in accordance with the terms of this Agreement. DISTRIBUTOR shall indemnify, defend and hold harmless MANUFACTURER and its Affiliates from and against any and all liabilities, claims, demands, damages, costs and expenses or money judgments (including legal fees) incurred by or rendered against any of them from third party claims or actions for personal injury or property damage which arise out of DISTRIBUTOR's distribution or sale of Products or Accessories hereunder to the extent such claims do not give rise to MANUFACTURER's indemnification obligation hereunder or do not arise out of MANUFACTURER's (or its Affiliates') negligence or breach of this Agreement.

         21.4 In either case under Section 21.1, 21.2 or 21.3 above, the party seeking indemnification (the "INDEMNIFIED PARTY") shall (a) give the other party (the "INDEMNIFYING PARTY") prompt written notice of any Claim for which indemnification is sought hereunder, (b) not settle or compromise such Claim without the prior written consent of the Indemnifying Party, (c) permit the Indemnifying Party to control the defense and settlement of such Claim, and (d) comply with any settlement, judgment or court order made in connection with such Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or consent to the entry of any judgment with respect to any such Claim (x) that contains any admission by or finding against the Indemnified Party, (y) that includes any relief to the claimant other than monetary relief to be paid in full by the Indemnifying Party, or (z) that does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release of all liability in respect of such Claim. The Indemnified Party shall have the right to participate in the defense and settlement of any Claim with an attorney of its own choice at its own expense.

         21.5 In the event of a claim is for infringement, violation, or misappropriation of a third party's intellectual property rights for which a party has indemnification obligations under either 21.1 or 21.2, the Indemnifying Party shall have the option at its own expense to procure for the Indemnified Party the right to continue to exercise the rights licensed hereunder, or to replace the relevant material with non-infringing material, or modify the relevant material so that it no longer infringes, violates or misappropriates the applicable third party intellectual property rights. The remedies set forth in this
         Article 21 shall be the sole remedies of each party against the other with respect to claims by third parties for infringement, violation or misappropriation of a third party's intellectual property rights.

ARTICLE 22.  LIMITATIONS ON REMEDIES

         22.1 EXCEPT AS PROVIDED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND WHATSOEVER

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         INCLUDING BUT NOT LIMITED TO LOST PROFITS, IN CONJUNCTION WITH OR
         ARISING OUT OF THE PERFORMANCE UNDER THIS AGREEMENT OR THE USE OR PERFORMANCE OF PRODUCTS OR ACCESSORIES AND SUPPORT SERVICES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CONSEQUENTIAL LOSS FOR THE PURPOSES OF THIS AGREEMENT SHALL MEAN AND INCLUDE WITHOUT LIMITATION, IN EACH CASE WHETHER ARISING IN TORT, STRICT LIABILITY OR CONTRACT:

                  (a) LOSS OF PROFITS;
                  (b) LOSS OF CONTRACTS;
                  (c) LOSS OF ANTICIPATED SAVINGS;
                  (d) LOSS OF DATA;
                  (e) LOSS OF BUSINESS;
                  (f) LOSS OF GOODWILL;
                  (g) LOSS OF REVENUE;

         22.2 The above limitation of liability shall not apply to damages with respect to breach of Article 20 or to the parties' indemnification obligations under Article 21 or in the case of MANUFACTURER's gross negligence or willful misconduct.

         22.4 The rights and remedies set forth in Articles 14, 15 and 16 shall bethe exclusive rights and remedies for any breaches or noncompliances of any of the warranties contained in Article 14.

ARTICLE 23.  INSURANCE

         Upon request by a party, the other party shall provide evidence of product liability, general liability and property damage insurance against an insurable claim or claims, which might or could arise regarding the Products or Accessories. Such insurance will contain a minimum limit of liability for bodily injury and property damage of not less than $[*] US.

ARTICLE 24.  CONFLICT RESOLUTION

         24.1 The appointed representatives set forth in Schedule 4 General Provisions shall address conflicts that arise relative to this Agreement. Upon the written request of either representative by written notice to the other party the MANUFACTURER and DISTRIBUTOR shall promptly establish a review board comprised of appropriate members of management from MANUFACTURER and DISTRIBUTOR to resolve the conflict.

         24.2 In the event that (a) the review board of the Parties does not resolve a dispute within thirty (30) days from the date the conflict is presented to the review board, (b) the MANUFACTURER or DISTRIBUTOR have not appointed at least one individual to participate on the review board within five (5) days after written notice from the representative as described in 24.1, or (c) the review board has not met in person or by telephone within ten (10) days after it is formed, then the Parties agree to consider seriously the use of mediation but each party will also be free to pursue any rights or remedies available under contract, at law or in equity through any proceeding or venue available in accordance with Article 24.4 below. Any mediation process shall be non-

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         binding and voluntary. The Parties shall agree on the procedural aspects of the mediation, including the venue, during the time that the mediation is being considered.

         24.3 If the Parties do not attempt to resolve a dispute through the foregoing mediation process or upon failure of or withdrawal from such mediation process, then either of the Parties may elect to pursue any remedies available at law, in accordance with the provisions of Section
         24.4 below.

         24.4 This Agreement and all orders under this Agreement shall be governed and interpreted in accordance with the local law of the State of Washington without reference to its law relating to conflicts of law to the contrary. The rights and obligations of MANUFACTURER and DISTRIBUTOR shall not be governed by the provisions of the U.N. Convention for the International Sale of Goods, 1980. Neither party will commence or prosecute any suit, proceeding or claim to enforce the provisions of this Agreement other than in the courts of the State of Washington or the United States District Court for the Western District of Washington; provided that the foregoing sentence shall not apply in a situation where a party is seeking an injunction or other equitable relief in which case a party may seek such injunction or other equitable relief in any court having jurisdiction. Subject to the previous sentence, DISTRIBUTOR and MANUFACTURER hereby irrevocably consent to the exclusive jurisdiction and venue of the courts identified in the preceding sentence.

ARTICLE 25.  ADMINISTRATION AND NOTICES

         Any notices pursuant to this Agreement shall be sent to the address(s) specified SCHEDULE 4 General Provisions or such other address as a party may identify in writing by a written notice given in accordance herewith.

ARTICLE 26.  SEVERABILITY

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

ARTICLE 27.  INJUNCTIVE RELIEF

         Notwithstanding anything else contained in this Agreement, either party shall have the right to pursue injunctive and other equitable relief for any violations of this Agreement.

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         DATED AND EXECUTED on December 31, 2002, by duly authorized officers of the undersigned parties, intending to be bound hereby.

SIGNATURES

FOR SPACELABS MEDICAL, INC.                 FOR SPACELABS BURDICK, INC.

___________________________________         ____________________________________

Authorized Representative Signature         Authorized Representative Signature

Name:                                       Name:

Title:                                      Title:

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                                                                       EXHIBIT B

SCHEDULE 1 - PRODUCTS, ACCESSORIES AND PRICES

--------------------------------------------------------------------------------
The following Schedule is attached to and forms part of the Distribution Agreement between MANUFACTURER and DISTRIBUTOR
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                                        QUINTON/BURDICK
                                                                                                         FACTORY REPAIR
                                                                                    QUINTON/BURDICK          PRICE
                                                                                    ANNUAL SERVICE        (NO SERVICE
MODEL/PART NO.                  DESCRIPTION                          PRICE          CONTRACT PRICE         CONTRACT)
---------------------------------------------------------------------------------------------------------------------------
                                                                   See Prices
    90207         COMPLETE ABP MODEL 90207 SYSTEM                  Below                  [*]                  [*]
---------------------------------------------------------------------------------------------------------------------------
                  COMPLETE ABP MODEL 90217-1A SYSTEM
                  ABP Monitor and docking station together with    See Prices
  90217-1A        all related analysis software                    Below                  [*]                  [*]
---------------------------------------------------------------------------------------------------------------------------
    90207         COMPLETE ABP MODEL 90207/90239A SYSTEM
     and          and                                              See Prices
   90239A         Report Generator/Printer                         Below                  [*]                  [*]
---------------------------------------------------------------------------------------------------------------------------
  90217-1A        COMPLETE ABP MODEL 90217/90239A SYSTEM
     and          and                                              See Prices
   90239A         Report Generator/Printer                         Below                  [*]                  [*]
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                             AMBULATORY BLOOD PRESSURE
-----------------------------------------------------------------------------------------------------------------------
PRODUCTS                                                                     LIST                 QUINTON/BURDICK
-----------------------------------------------------------------------------------------------------------------------
 MODEL                              DESCRIPTION                              PRICE                     PRICE
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                     COMPLETE ABP MODEL 90207 SYSTEM
-----------------------------------------------------------------------------------------------------------------------
90207                ABP Monitor with Cuff, Standard Adult, 24-32 cm          [*]                       [*]
-----------------------------------------------------------------------------------------------------------------------
90121-1              ABP Report Management System Base Station Interface      [*]                       [*]
-----------------------------------------------------------------------------------------------------------------------
                     ABP Interface Cable (ABP Monitor to Personal
012-0097-02          Computer)                                                [*]                       [*]
-----------------------------------------------------------------------------------------------------------------------
                                                                              [*]                       [*]
-----------------------------------------------------------------------------------------------------------------------

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

-----------------------------------------------------------------------------------------------------------------------
                     COMPLETE ABP MODEL 90217-1A SYSTEM
-----------------------------------------------------------------------------------------------------------------------
90217-1A             Ultralite ABP Monitor with Cuff, Standard Adult,
                     24-32 cm                                                 [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
90121-1              ABP Report Management System Base Station Interface      [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                     ABP Interface Cable (ABP Monitor to Personal
012-0097-02          Computer)                                                [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                                                                              [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                     COMPLETE ABP MODEL 90207/90239A SYSTEM
-----------------------------------------------------------------------------------------------------------------------
90207                ABP Monitor with Cuff, Standard Adult, 24-32 cm          [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
90239A               Ambulatory Blood Pressure Report Generator/Printer       [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                                                                              [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                     COMPLETE ABP MODEL 90217/90239A SYSTEM
-----------------------------------------------------------------------------------------------------------------------
                     Ultralite ABP Monitor with Cuff, Standard Adult,
90217-1A             24-32 cm                                                 [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
90239A               Ambulatory Blood Pressure Report Generator/Printer       [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                                                                              [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
MONITORS
-----------------------------------------------------------------------------------------------------------------------
90207                ABP Monitor with Cuff, Standard Adult, 24-32 cm          [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                     Ultralite ABP Monitor with Cuff, Standard Adult,
90217-1A             24-32 cm                                                 [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

-----------------------------------------------------------------------------------------------------------------------
PERSONAL COMPUTER INTERFACE (IBM COMPATIBLE COMPUTERS ONLY)
-----------------------------------------------------------------------------------------------------------------------
90121-1                 ABP Report Management System Base Station
                        Interface for                                         [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                        Windows 3.1x features remote communication
                        capability for data
-----------------------------------------------------------------------------------------------------------------------
                        retrieval and monitor programming via modem
                        (Requires ABP
-----------------------------------------------------------------------------------------------------------------------
                        Interface Cable Model 012-0097-02)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
REPORT GENERATOR
-----------------------------------------------------------------------------------------------------------------------
90239A                  Ambulatory Blood Pressure Report Generator/Printer    [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
ACCESSORIES
-----------------------------------------------------------------------------------------------------------------------
CUFFS
-----------------------------------------------------------------------------------------------------------------------
015-0118-01             Cuff, Child, 12-20 cm                                 [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
015-0067-01             Cuff, Small Adult, 17-26 cm                           [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
015-0068-02             Cuff, Standard Adult, 24-32 cm                        [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
016-0077-01             Cuff, Large Adult, 32-42 cm                           [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
                        Cuff, XL Adult, 38-50 cm (includes cuff support
016-0109-01             harness)                                              [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
015-0070-00             Cuff Support Harness for all cuffs                    [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
REUSABLE CUFF WRAPS
-----------------------------------------------------------------------------------------------------------------------
706-0155-00             Cuff Wrap, ABP, Child, 12-20 cm                       [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
706-0154-00             Cuff Wrap, ABP, Small Adult, 17-26 cm                 [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
706-0152-00             Cuff Wrap, ABP, Standard Adult, 24-32 cm              [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
706-0153-00             Cuff Wrap, ABP, Large Adult, 32-42 cm                 [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
706-0151-00             Cuff Wrap, ABP, XL Adult, 38-50 cm                    [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

-----------------------------------------------------------------------------------------------------------------------
CABLES
-----------------------------------------------------------------------------------------------------------------------
012-0097-02             ABP Interface Cable (ABP Monitor to Personal
                        Computer)                                             [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
012-0096-01             Modem Interface Cable (ABP Monitor to Modem)          [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
OTHER
-----------------------------------------------------------------------------------------------------------------------
016-0410-00             Pouch, cloth 90207                                    [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
016-0340-00             Pouch, cloth 90217                                    [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
016-0080-00             Nylon Webb Belt for 90207/90217                       [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
016-0262-00             Shoulder Strap for Pouch, cloth 90207/90217           [*]                [*]
-----------------------------------------------------------------------------------------------------------------------
016-0040-00             T-tube Calibration Accessory for 90207/90217          [*]                [*]
-----------------------------------------------------------------------------------------------------------------------

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

SCHEDULE 2 - TARGET QUOTA AND MINIMUM ANNUAL PURCHASE QUOTA

--------------------------------------------------------------------------------
The following Schedule is attached to and forms part of the Distribution Agreement between MANUFACTURER and DISTRIBUTOR
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                        2003 MINIMUM ANNUAL
PART NO.                  DESCRIPTION                            2003 TARGET QUOTA       PURCHASE QUANTITY
----------------------------------------------------------------------------------------------------------------
                                                                All Systems Combined    All Systems Combined
90207           Complete ABP Model 90207 System                 Totaling [*]            Totaling [*]

90217-1A        Complete ABP Model 90217-1a System
                (ABP Monitor and docking station together with all related analysis software)

90207
90239A          Complete ABP Model 90207/90239A System

90217-1A
90239A          Complete ABP Model 90217/90239A System
----------------------------------------------------------------------------------------------------------------

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

SCHEDULE 3 - TERRITORY

--------------------------------------------------------------------------------
The following Schedule is attached to and forms part of the Distribution Agreement between MANUFACTURER and DISTRIBUTOR
--------------------------------------------------------------------------------

     Herein, the Territory is established for the above referenced Agreement.

         -----------------------------------------------------------------------
            EXCLUSIVE TERRITORY:

            - Physicians' offices and similar primary care facilities, in the United States of America

               DISTRIBUTOR acknowledges that sales made directly by MANUFACTURER or by other distributors outside the primary care marketplace or Territory may be used in physicians' offices or other primary care facilities.
         -----------------------------------------------------------------------
            NON EXCLUSIVE TERRITORY:

            - Outpatient clinics, surgery centers and other such care facilities, the home health care market, or any other marketplace other than the primary care market (other than the Non-Permitted Territories), in the United States of America.
         -----------------------------------------------------------------------
            NON PERMITTED TERRITORY:

            - Clinical research organizations, pharmaceutical companies, hospitals and governmental facilities or any other part of the governmental sector (other than unit exceptions for de minimis / odd lot sales by distributors in governmental areas and hospitals), anywhere in the world.
         -----------------------------------------------------------------------

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

SCHEDULE 4 - GENERAL PROVISIONS

[Omitted]

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    request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

SCHEDULE 5 - PRODUCT SUPPORT REQUIREMENTS

--------------------------------------------------------------------------------
The following Schedule is attached to and forms part of the Distribution Agreement between MANUFACTURER and DISTRIBUTOR
--------------------------------------------------------------------------------

     The following Schedule establishes the support requirements for the Products covered by this Agreement.

1. GENERAL SUPPORT STRATEGY: The support strategy consists of "bench repair" by MANUFACTURER (replacement of parts) at its Issaquah, Washington facility.

2. FAILURE RATE: The expected failure rate of the installed base per year is [*] percent ([*]%).

3. GUARANTEED PARTS AVAILABILITY: The plant repair time is three to five working days.

4. GUARANTEED RESPONSE TIME: MANUFACTURER will provide response to escalated customer issues within 24 hours for safety-related issues or 48 hours otherwise during normal business hours Monday through Friday.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                                                       EXHIBIT B

SCHEDULE 6 - LABELING OF PRODUCTS

--------------------------------------------------------------------------------
The following Schedule is attached to and forms part of the Distribution Agreement between MANUFACTURER and DISTRIBUTOR
--------------------------------------------------------------------------------

"BURDICK"

Other marks that may be designated from time to time in writing by DISTRIBUTOR to MANUFACTURER

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.